Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-102995, 333-103980, 333-102273, 333-86892, 333-70562 and 333-65716) and S-8 (Nos. 333-89082 and 333-43114) of ViroLogic, Inc. of our report dated March 15, 2004 relating to the financial statements of ACLARA BioSciences, Inc, which appears in the Current Report on Form 8-K/A of ViroLogic, Inc. filed December 20, 2004.

/s/    PricewaterhouseCoopers LLP

San Jose, California

December 17, 2004